                              ACQUISITION AGREEMENT

         Acquisition Agreement dated as of July 7, 2000, by and between BioShield Technologies, Inc., a Georgia corporation ("BioShield") and Arrow-Magnolia International, Inc., a Texas corporation (the "Company").

                                  INTRODUCTION

         BioShield has offered to acquire up to 85% of the issued and outstanding shares of common stock, par value $0.10 per share, of the Company (the "Shares"), and the Board of Directors of the Company has unanimously determined that such acquisition by BioShield would be fair to and in the best interests of the Company and its shareholders. Therefore, it is proposed that BioShield shall make an exchange offer (the "Offer") to exchange $4.41 in cash and $0.59 in shares of common stock, no par value, of BioShield (the "BioShield Common Stock") calculated in accordance with the provisions set forth herein, for each outstanding Share, for up to a maximum of 2,761,281 of the 3,248,566 issued and outstanding Shares, in accordance with the terms provided in this Agreement.

         Simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of BioShield to enter into this Agreement, BioShield and certain stockholders of the Company (collectively, the "Stockholders") are entering into an agreement (the "Tender Agreement") pursuant to which the Stockholders will agree to tender for exchange certain of their Shares in the Offer and to take certain other actions in furtherance of the transactions contemplated by this Agreement upon the terms and subject to the conditions set forth in the Tender Agreement.

         BioShield and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the other transactions contemplated by this Agreement and also to prescribe various conditions to the Offer and the other transactions contemplated by this Agreement.

         The parties therefore agree as follows:

                                    ARTICLE I
                                    THE OFFER

         SECTION 1.1. THE OFFER. (a) Provided that (i) this Agreement shall not have been terminated in accordance with Section 6.1 and (ii) none of the events set forth in Annex I hereto shall have occurred or be existing, BioShield shall, as promptly as practicable after the date hereof, commence the Offer. Each Share accepted by BioShield in accordance with the Offer shall be exchanged for the right to receive from BioShield (i) the sum of $4.41 in cash and (ii) the number of fully paid and nonassessable shares of BioShield Common Stock calculated by dividing the sum of $0.59 by the Average Closing Bid Price, as hereinafter defined. The Average Closing Bid Price shall mean that price which shall be computed as the arithmetic average of the Closing Bid Prices, as hereinafter defined, for a share of BioShield Common Stock for the five (5) consecutive trading days ending on the trading day immediately prior to the date BioShield and the Company shall jointly make the first public announcement of the transactions contemplated hereby; and Closing Bid Price shall mean, for any trading day, the last closing bid price on the Nasdaq SmallCap Market (the "Nasdaq-SM") as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Nasdaq-SM is not the principal trading market for the BioShield Common Stock, the last closing bid price for the BioShield Common Stock on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg.

         (b) The initial expiration date of the Offer shall be the twentieth business day following commencement of the Offer. The Offer shall be subject to the condition that there shall be validly tendered in accordance with the terms of the Offer, prior to the expiration date of the Offer and not withdrawn, a number of Shares which, together with any Shares then owned by BioShield, represents at least a majority of the total number of outstanding Shares, assuming the exercise of all outstanding options, rights and convertible securities (if any) and the issuance of all Shares that the Company is obligated to issue (such total number of outstanding Shares being hereinafter referred to as the "Fully Diluted Shares") (the "Minimum Condition") and to the other conditions set forth in Annex I hereto. BioShield expressly reserves the right to waive the conditions to the Offer and to make any change in the terms or conditions of the Offer; provided that, without the consent of the Company, no change may be made which changes the form or amount of consideration to be paid (other than by adding consideration), modifies the Offer to apply to less than 85% of the outstanding Shares, imposes conditions to the Offer in addition to those set forth in Annex I, or makes any other change to any condition to the Offer set forth in Annex I which is materially adverse to the holders of Shares. Subject to the terms of the Offer and this Agreement and the satisfaction (or waiver to the extent permitted by this Agreement) of the conditions to the Offer, BioShield shall accept for payment all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the applicable expiration date of the Offer and shall pay for all such Shares promptly after acceptance; provided that BioShield may, in its discretion, extend the Offer if, at the scheduled expiration date of the Offer or any extension thereof, any of the conditions to the Offer shall not have been satisfied, until such time as such conditions are satisfied or waived. In addition, BioShield may extend the Offer after the acceptance of Shares thereunder for a further period of time by means of a subsequent offering period in accordance with Rule 14d-11 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of not more than 20 business days to meet the objective (which is not a condition to the Offer) that there be validly tendered, in accordance with the terms of the Offer, prior to the expiration date of the Offer (as so extended) and not withdrawn a number of Shares which represents at least 85% of the outstanding Shares. Notwithstanding anything to the contrary set forth herein, no certificates or scrip representing fractional shares of BioShield Common Stock shall be issued in connection with the exchange of BioShield Common Stock for Shares upon consummation of the Offer, and in lieu thereof each tendering stockholder who would otherwise be entitled to a fractional share of BioShield Common Stock in the Offer will be paid an amount in cash equal to the product obtained by multiplying (A) the fractional share interest such holder (after taking into account all Shares tendered by such holder) would otherwise be entitled by (B) the Average Closing Bid Price.

         (c) As soon as practicable after the date of this Agreement, BioShield shall prepare and file with the U.S. Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 to register the offer and sale of BioShield Common Stock pursuant to the Offer (the "Form S-4"). The Form S-4 will include a preliminary prospectus containing the information required under Rule 14d-4(b) promulgated under the Exchange Act (the "Preliminary Prospectus"). As soon as practicable on the date of commencement of the Offer, BioShield shall
(i) file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer which will contain or incorporate by reference all or part of the Preliminary Prospectus and the form of the related letter of transmittal (together with any supplements or amendments thereto, collectively the "Offer Documents") and (ii) cause the Offer Documents to be disseminated to holders of Shares. BioShield and the Company each agree promptly to correct any information provided by it for use in the Form S-4 or the Offer Documents if and to the extent that it shall have become false or misleading in any material respect. BioShield agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Schedule TO, the Form S-4 and the Offer Documents prior to its being filed with the SEC.

         SECTION 1.2. COMPANY ACTION. (a) The Company hereby consents to the Offer and represents that its Board of Directors, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Offer, are advisable and are fair to and in the best interest of the Company's stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Offer, and the Tender Agreement and the transactions contemplated thereby, and (iii) resolved to recommend acceptance of the Offer by the Company's stockholders (such recommendation is herein referred to as the "Recommendation"). The Company has been advised that all of its directors and executive officers presently intend to tender their Shares pursuant to the Offer. The Company will promptly furnish BioShield with a list of its stockholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories, in each case as of the most recent practicable date, and will provide to BioShield such additional information (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as BioShield may reasonably request in connection with the Offer.

         (b) On the day that the Offer is commenced, the Company will file with the SEC and disseminate to holders of Shares a Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9") which shall reflect the Recommendation; provided that the Board of Directors of the Company may withdraw, modify or change the Recommendation if but only if (i) it believes in good faith, based on such matters as it deems relevant, including the advice of the Company's financial advisors (if any), that a Superior Proposal (defined in Section 3.5(b) hereof) has been made and (ii) it has determined in good faith, after consultation with outside legal counsel, that the withdrawal, modification or change of such Recommendation is, in the good faith judgment of the Board of Directors, required by the Board to comply with its fiduciary duties imposed by applicable law. The Company and BioShield each agree promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. BioShield and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC.

         SECTION 1.3. DIRECTORS. (a) Effective upon the acceptance for payment by BioShield of at least a majority of the outstanding Shares pursuant to the Offer (the "Appointment Time"), BioShield shall be entitled to designate the number of directors, rounded up to the next whole number, on the Company's Board of Directors that equals the product of (i) the total number of directors on the Company's Board of Directors (giving effect to the election of any additional directors pursuant to this Section) and (ii) the percentage that the number of Shares owned by BioShield (including Shares accepted for payment) bears to the total number of Shares outstanding, and the Company shall take all action legally available to the Company to cause BioShield's designees to be elected or appointed to the Company's Board of Directors, including, without limitation, seeking to increase the number of directors, or seeking and accepting resignations of incumbent directors, or both. The Company will use its best efforts to cause individuals designated by BioShield to constitute the same percentage as such individuals represent on the Company's Board of Directors of
(x) each committee of the Board, (y) each board of directors of each subsidiary and (z) each committee of each such board.

         (b) The Company's obligations to appoint designees to the Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-l promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-l in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under
Section 14(f) and Rule 14f-l to fulfill its obligations under this Section 1.3. BioShield will supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

         SECTION 1.4. OPTIONS. BioShield shall offer to each holder of an outstanding option or right listed in the Company Disclosure Schedule (a "Company Option") to purchase Shares granted under any stock option plan, warrant, program or agreement to which the Company or any of its subsidiaries is a party (collectively, the "Company Stock Plans") to acquire such Company Option, and agrees to purchase all Company Options from any holders who tender Company Options, upon the consummation of the Offer in exchange for an amount in cash equal to the product of (A) the excess, if any, of (x) the Purchase Price (as hereinafter defined) over (y) the per share exercise price of such Company Option multiplied by (B) the number of Shares subject to such Company Option (whether or not then vested or exercisable). Any such payment shall be further reduced by any income tax or employment tax withholding required under the Internal Revenue Code of 1986, as amended (the "Code"). The Purchase Price shall be $4.75.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         SECTION 2.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Each exception set forth in the Company Disclosure Schedule (defined below in Section 2.1(b)) to the representations and warranties in this Section 2.1 and each other response to this Agreement set forth in the Company Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual Section of this Agreement and relates only to such Section, except to the extent that one section of the Company Disclosure Schedule specifically refers to another section thereof. Except as set forth in the Company Disclosure Schedule, the Company represents and warrants to BioShield as follows:

         (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of the Company and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority, as the case may be, to carry on its business as now being conducted. Each of the Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company and its subsidiaries taken as a whole (a "Company Material Adverse Effect"). The Company has delivered or made available to BioShield complete and correct copies of its certificate of incorporation and by-laws and the certificates of incorporation and by-laws of its subsidiaries, in each case as amended to the date of this Agreement. For purposes of this Agreement, a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; and a "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

         (b) SUBSIDIARIES. Section 2.1(b) of the disclosure schedule attached hereto (the "Company Disclosure Schedule") lists each subsidiary of the Company and its respective jurisdiction of incorporation. All the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by another subsidiary of the Company or by the Company and another such subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock). Except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any person.

         (c) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 10,000,000 Shares and 500,000 shares of preferred stock, par value $.10 per share (the "Company Preferred Stock"). As of June 30, 2000, (i) 3,248,566 Shares were issued and outstanding, (ii) 13,500 were issued and held in treasury, (iii) no shares of the Company Preferred Stock were issued and outstanding, and (iv) 885,600 Shares were reserved for issuance pursuant to the Company Stock Plans (of which 848,613 are subject to outstanding options. Except as set forth above, at the time of execution of this Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, or undertaking. There are no outstanding rights, commitments, agreements, or undertakings of any kind obligating the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other voting securities of the Company or any of its subsidiaries or any securities of the type described in the two immediately preceding sentences. The Company has delivered or made available to BioShield complete and correct copies of the Company Stock Plans and all forms of the Company Options. Section 2.1(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all the Company Options outstanding as of the date of this Agreement and the exercise price of each outstanding Company Option.

        (d) AUTHORITY; NONCONTRAVENTION. The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as set forth in Section 2.1(d) of the Company Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate could not reasonably be expected to (x) have a Company Material Adverse Effect, (y) impair the Company's ability to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with or exemption by (collectively, "Consents") any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of the Schedule 14D-9 and such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act") as may be required in connection with this Agreement and the Tender Agreement and the transactions contemplated hereby and thereby, (ii) such filings as may be required under state securities or "blue sky" laws, and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be made or obtained individually or in the aggregate could not reasonably be expected to (x) have a Company Material Adverse Effect, (y) impair the Company's ability to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement.

         (e) SEC DOCUMENTS; FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 1997 (the "Company SEC Documents"). As of their respective dates, except as set forth in Section 2.1(e) of the Company Disclosure Schedule, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents as of their respective dates comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments not material in amount). Except as reflected in the financial statements of the Company included in the Company SEC Documents, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which are required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto other than any liabilities and obligations incurred since March 31, 2000 in the ordinary course of business or which, individually or in the aggregate, are not expected to have a Company Material Adverse Effect.

         (f) INFORMATION SUPPLIED. Neither the Schedule 14D-9, nor any of the information supplied or to be supplied by the Company or its subsidiaries or representatives for inclusion or incorporation by reference in the Form S-4 or the Offer Documents will, at the respective times any such documents or any amendments or supplements thereto are filed with the SEC, are first published, sent or given to shareholders or become effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Schedule 14D-9 will comply as to form in all material respects with the requirements of all applicable laws, including the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by BioShield specifically for inclusion or incorporation by reference therein.

         (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Documents or in Section 2.1(g) of the Company Disclosure Schedule and except as expressly contemplated by this Agreement, since March 31, 2000, the Company and its subsidiaries have conducted their business only in the ordinary course consistent with past practice, and there has not been (i) as of the date of this Agreement, any event, occurrence or development which has had or could reasonably be expected to have a Company Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any outstanding shares of capital stock or other securities of the Company or any of its subsidiaries, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (A) any granting by the Company or any of its subsidiaries to any current or former director, officer or employee of the Company or any of its subsidiaries of any increase in compensation or benefits (including the acceleration in the exercisability of options to purchase, or in the vesting of, Shares (or other property)), except in the ordinary course of business consistent with past practice or as was required under employment agreements in effect as of March 31, 2000, (B) any granting by the Company or any of its subsidiaries to any such director, officer or employee of any increase in severance or termination pay (including the acceleration in the exercisability of options to purchase, or in the vesting of, Shares (or other property)), except as was required under employment, severance or termination agreements or plans in effect as of March 31, 2000, or (C) any entry by the Company or any of its subsidiaries into any employment, deferred compensation, severance or termination agreement with any such current or former director, officer or employee, (v) any damage, destruction or loss, whether or not covered by insurance, that has had or could reasonably be expected to have a Company Material Adverse Effect, (vi) any change in accounting methods, principles or practices by the Company or any of its subsidiaries, (vii) any amendment of any material term of any outstanding security of the Company or any of its subsidiaries, (viii) any incurrence, assumption or guarantee by the Company or any of its subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice, but in no event in the amount of more than $200,000 in the aggregate, (ix) any creation or assumption by the Company or any of its subsidiaries of any Lien on any asset other than in the ordinary course of business consistent with past practice, but in no event in the amount of more than $200,000 for any one transaction or $500,000 in the aggregate, (x) any making of any loan, advance or capital contributions to or investment in any person other than (A) loans, advances or capital contributions to or investments in wholly-owned subsidiaries or entities that became wholly-owned subsidiaries made in the ordinary course of business consistent with past practice and (B) investments made in accordance with the Company's investment guidelines, a copy of which has been made available to BioShield, and in the ordinary course of business consistent with past practice,
(xi) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its subsidiaries relating to its assets or business (including the acquisition or disposition of any assets or the merger or consolidation with any person) or any relinquishment by the Company or any of its subsidiaries of any contract or other right, in either case, material to the Company and its subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement, but in the case of transactions or commitments outside of the ordinary course of business in no event representing commitments on behalf of the Company or any of its subsidiaries of more than $50,000 for any transaction and $100,000 for any series of transactions, (xii) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its subsidiaries, which employees were not subject to a collective bargaining agreement at March 31, 2000, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees or (xiii) any agreement, commitment, arrangement or undertaking by the Company or any of its subsidiaries to perform any action described in clauses
(i) through (xii) above.

         (h) LITIGATION. Except as disclosed in the Company SEC Documents or in
Section 2.1(h) of the Company Disclosure Schedule, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries (and the Company is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, could reasonably be expected to (i) have a Company Material Adverse Effect, (ii) impair the ability of the Company to perform its obligations under this Agreement or (iii) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect. Section 2.1(h) of the Company Disclosure Schedule sets forth, with respect to any pending suit, action or proceeding to which the Company or any its subsidiaries is a party and which involves claims which if adversely determined would exceed $100,000, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed.

         (i) ABSENCE OF CHANGES IN STOCK AND BENEFIT PLANS. Except as disclosed in Section 2.1(g) and (i) of the Company Disclosure Schedule or as expressly permitted by this Agreement, since March 31, 2000, there has not been (i) any acceleration, amendment or change of the period of exercisability or vesting of any the Company Options or restricted stock, stock bonus or other awards under the Stock Plans (including any discretionary acceleration of the exercise periods or vesting by the Company's Board of Directors or any committee thereof or any other persons administering a Stock Plan) or authorization of cash payments in exchange for any the Company Options, restricted stock, stock bonus or other awards granted under any of such Stock Plans or (ii) any adoption or amendment by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, stock appreciation right, retirement, vacation, severance, disability, death benefit, hospitalization, medical, workers' compensation, supplementary unemployment benefits or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries or any beneficiary thereof entered into, maintained or contributed to, as the case may be, by the Company or any of its subsidiaries (collectively, "Benefit Plans").

         (j) PARTICIPATION AND COVERAGE IN BENEFIT PLAN. Except with respect to changes required by law, there has been no adoption of, amendment to, written interpretation or announcement (whether or not written) by the Company or any of its subsidiaries relating to, or change in employee participation or coverage under, any Benefit Plan which would increase materially the expense of maintaining such Benefit Plan above the level of the expense incurred in respect thereof for the fiscal year ended on December 31, 1999.

         (k) ERISA COMPLIANCE. (i) Section 2.1(k) of the Company Disclosure Schedule contains a list of all "Employee Pension Benefit Plans" (defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "Employee Welfare Benefit Plans" (defined in Section 3(l) of ERISA) and all other material Benefit Plans maintained, or contributed to, by the Company or any of its subsidiaries or ERISA affiliates (defined below) for the benefit of any current or former employees, officers or directors of the Company or any of its subsidiaries or ERISA affiliates or under which the Company or any of its subsidiaries or ERISA affiliates has any material liability. The Company has delivered or made available to BioShield complete and correct copies of (A) each material Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof) and all amendments thereto and written interpretations thereof, (B) the most recent summary plan description for each material Benefit Plan for which such summary plan description is required and (C) each trust agreement and group annuity or insurance contract relating to any Benefit Plan. For purposes of this Agreement, "Erisa Affiliate" of the Company means any person which, together with the Company or any of its subsidiaries, would be treated as a single employer under Section 414 of the Code. The only Benefit Plans which individually or collectively would constitute an "Employee Pension Benefit Plan" defined in Section 3(2) of ERISA (the "Pension Plans") are identified as such in Section 2.1(k) of the Company Disclosure Schedule.

                  (ii) Each Benefit Plan has been maintained and administered in compliance with its terms in all material respects and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, and is, to the extent required by applicable law or contract, fully funded without having any deficit or unfunded actuarial liability. Any Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred that could reasonably be expected to cause the loss of such qualified status.

                  (iii) No Benefit Plan is covered by Title IV of ERISA and no contributions to any Benefit Plan are required under Section 412 of the Code. Neither the Company nor any of its subsidiaries has incurred or reasonably expects to incur any liability under Title IV of ERISA or Section 4975 of the Code or any material liability or penalty under Section 4980B of the Code or
Section 502(i) of ERISA.

                  (iv) To the knowledge of the Company, there are no pending or anticipated material claims against or otherwise involving any of the Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Benefit Plan activities) has been brought against or with respect to any Benefit Plan.

                  (v) All material contributions, reserves or premium payments, required to be made as of the date hereof to or with respect to the Benefit Plans have been made or provided for.

                  (vi) Except as required by law, neither the Company nor any of its subsidiaries has any obligations for post-retirement or post-termination health and life benefits under any Benefit Plan.

         (l) TAXES. As used in this Agreement, "Tax" or "Taxes" shall include all Federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges or assessments of any nature whatsoever as well as any interest, penalties and additions thereto. Except as set forth in
Section 2.1(l) of the Company Disclosure Schedule:

                  (i) The Company and each of its subsidiaries have timely filed all tax returns, statements, reports and forms required to be filed with any tax authority (collectively, the "Tax Returns") and in accordance with all applicable laws. All such Tax Returns are correct and complete in all respects. All taxes shown as due and payable on the Tax Returns have been paid and all other taxes of the Company or any of its subsidiaries have been adequately reserved for in the financial statements included in the Company SEC Documents. There are no Liens on any of the assets of the Company or any of its subsidiaries that arose in connection with any failure (or alleged failure) to pay any tax.

                  (ii) The Company and each of its subsidiaries has withheld and timely paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (iii) No dispute or claim concerning any tax liability of the Company or any of its subsidiaries has been proposed or claimed in writing or, to the knowledge of the Company, threatened by any authority. The Company has provided BioShield with correct and complete copies of its Federal income tax returns for taxable years ending December 31, 1995 through December 31, 1999, and examination reports, and statements of deficiencies with respect to Federal income taxes, if any, assessed against or agreed to by the Company and any of its subsidiaries with respect to Federal income taxes for taxable years ending December 31, 1995 through December 31, 1999.

                  (iv) Neither the Company nor any of its subsidiaries has waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

                  (v) Neither the Company nor any of its subsidiaries has filed a consent pursuant to Section

341(f) of the Code concerning collapsible corporations. Neither the Company nor any of its subsidiaries is a party to any tax allocation or sharing agreement. Neither the Company nor any of its subsidiaries has any liability for the taxes of any person (other than the Company and any of its subsidiaries that is currently a member of the Company's affiliated group filing a consolidated federal income tax return) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (vi) As of the date of the most recent financial statements included in the Company SEC Documents, the unpaid taxes of the Company and its subsidiaries did not exceed the liability for taxes (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of such financial statements.

                  (vii) Neither the Company nor any of its subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other law or regulations) in its current or in any future taxable period by reason of a change in accounting method nor does the Company or any of its subsidiaries have any knowledge that the Internal Revenue Service (or other taxing authority) has proposed or is considering proposing, any such change in accounting method.

                  (viii) Neither the Company nor any of its subsidiaries is a party to any agreement, contract, or arrangement that, individually or collectively, could give rise to the payment of any amount (whether in cash or property, including Shares) that would not be deductible pursuant to the terms of Section 162(m), 280G or, to the knowledge of the Company, 162(a)(i) of the Code.

                  (ix) Neither the Company nor any of its subsidiaries has constituted either a "Distributing Corporation" or a "Controlled Corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement, or (B) in a distribution that could otherwise constitute part of a "Plan" or "Series Of Related Transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Offer.

         (m) [deliberately omitted]

         (n) BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or the Tender Agreement based upon arrangements made by or on behalf of the Company or any of its subsidiaries. No such engagement letter obligates the Company to continue to use the services or pay fees or expenses in connection with any future transaction.

         (o) PERMITS; COMPLIANCE WITH LAWS; ENVIRONMENTAL MATTERS. (i) Each of the Company and its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the absence of Permits and for defaults under Permits which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. The Company and its subsidiaries have been, and are, in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees or orders of any Governmental Entity, and neither the Company nor any of its subsidiaries has received any notice from any Governmental Entity or any other person that either the Company or any of its subsidiaries is in violation of, or has violated, any applicable statutes, laws, ordinances, regulations, rules, judgments, decrees or orders, except such failures to comply or violations as, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

                  (ii) Except as set forth in Section 2.1(o) of the Company Disclosure Schedule, the Company has complied in all material respects with all applicable Environmental Laws (as defined below). There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the protection of human health or the environment, including without limitation CERCLA (as defined below), the Resource Conservation and Recovery Act of 1976, any statute, regulation or order pertaining to (A) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (B) air, water and noise pollution; (C) groundwater and soil contamination; (D) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation, emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants, or chemicals; (E) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (F) storage tanks, vessels, abandoned or discarded barrels, containers and other closed receptacles; (G) health and safety of employees and other persons; and (H) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used in this Section, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"). Except as set forth in Section 2.1(o) of the Company Disclosure Schedule, to the best knowledge of the Company, neither the Company nor any third party has released any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company. Except as set forth in Section 2.1(o) of the Company Disclosure Schedule, the Company is not aware of any releases of Materials of Environmental Concern at parcels or real property of facilities other than those owned, operated or controlled by the Company that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law. The Company is not aware of any material environmental liability of the solid and hazardous waste transporters and treatment, storage and disposal facilities that have been utilized by the Company. Set forth in Section 2.1(o) of the Company Disclosure Schedule is a list of all environmental reports, investigations and audits of which the Company is aware (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the company or directed by a Governmental Entity or other third party) issued or conducted during the five years preceding the date hereof relating to premises currently or previously owned or operated by the Company. Complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to counsel for BioShield.


         (p) CONTRACTS; DEBT INSTRUMENTS. (i) Except as otherwise disclosed in
Section 2.1(p) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to or subject to:

                  (A) any union contract, or any employment, consulting, severance, termination, or indemnification agreement, contract or arrangement providing for future payments, written or oral, with any current or former officer or director which (1) exceeds $100,000 per annum or (2) requires aggregate annual payments or total payments over the life of such agreement, contract or arrangement to such current or former officer, consultant, director or employee in excess of $100,000 or $250,000, respectively, and is not terminable by it or its subsidiary on 30 days' notice or less without penalty or obligation to make payments related to such termination;

                  (B) any joint venture contract or similar arrangement or any other agreement not in the ordinary course of business which has involved or is expected to involve a sharing of revenues of $250,000 per annum or more with other persons;

                  (C) any lease for real or personal property in which the amount of payments which the Company is required to make on an annual basis exceeds $500,000;

                  (D) to the knowledge of the Company, any material agreement, contract, policy, license, Permit, document, instrument, arrangement or commitment involving revenues to the Company in excess of $500,000 which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated by reason of the execution of this Agreement or the Tender Agreement or the consummation of the Offer or the other transactions contemplated by this Agreement or the Tender Agreement; or

                  (E) any agreement, contract, policy, license, Permit, document, instrument, arrangement or commitment that provides for an express non-competition covenant with any person or in any geographic area and which limits in any material respect the ability of the Company to compete in its current business lines.

                  (ii) All contracts, policies, agreements, leases, licenses, Permits, documents, instruments, arrangements and other commitments listed in
Section 2.1(p) of the Company Disclosure Schedule or otherwise disclosed in the Company SEC Documents are valid and binding agreements of the Company or a subsidiary of the Company and are in full force and effect, and neither the Company, any of its subsidiaries nor, to the knowledge of the Company, any other party thereto, is in default in any material respect under the terms of any such contract, plan, arrangement, agreement, lease, license, Permit, instrument or other commitment.

                  (iii) Neither the Company nor any subsidiary of the Company is in default in any material respect under the terms of any exclusive license or distribution agreement or arrangement that, by its terms, provides for payments to the Company or any of its subsidiaries of $500,000 or more per annum, or any other material license or distribution agreement or arrangement. To the knowledge of the Company, none of the parties to any of the contracts identified in Section 2.1(p) of the Company Disclosure Schedule or otherwise disclosed in the Company SEC Documents has terminated, or materially reduced the amount of its business with the Company or any of its subsidiaries in the future.

                  (iv) Set forth in Section 2.1(p) of the Company Disclosure
Schedule is (A) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or any of its subsidiaries in an aggregate principal amount in excess of $500,000 is outstanding or may be incurred and (B) the respective principal amounts currently outstanding thereunder. For purposes of this Section 2.1(p), "Indebtedness" shall mean, with respect to any person, without duplication, (A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person upon which interest charges are customarily paid, (D) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person,
(E) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (F) all capitalized lease obligations of such person, (G) all obligations of others secured by any Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (H) all obligations of such person under interest rate or currency swap transactions (valued at the termination value thereof), (I) all letters of credit issued for the account of such person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business), (J) all obligations of such person to purchase securities (or other property) which arises out of or in connection with the sale of the same or substantially similar securities or property, and (K) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

         (q) TITLE TO PROPERTIES. (i) Each of the Company and its subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and assets, free and clear of all Liens, except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and could not reasonably be expected to have a Company Material Adverse Effect.

                  (ii) Each of the Company and its subsidiaries has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of the Company and each of its subsidiaries enjoys peaceful and undisturbed possession under all such leases.

         (r)  [DELIBERATELY OMITTED.]

         (s) INTERESTS OF OFFICERS AND DIRECTORS. Except as described in the Company SEC Documents or as set forth in Section 2.1(s) of the Company Disclosure Schedule, none of the Company's officers or directors has any material direct or indirect interest in any material property, real or personal, tangible or intangible, including inventions, patents, copyrights, trademarks, trade names, trade secrets or know-how, used in or pertaining to the business of the Company or that of its subsidiaries, or any supplier, distributor or customer of the Company or any of its subsidiaries, except for the normal rights of a stockholder and rights under existing employee benefit plans.

         (t) INTELLECTUAL PROPERTY. (i) For purposes of this Section 2.1(t), "Intellectual Property" shall mean all software, patents, trademarks, trade names, service marks, and domain names and registered copyrights and material non-registered copyrights used by the Company or any subsidiary of the Company in connection with the conduct of the Company's business, and all registrations of or applications for registration of any of the foregoing, including any additions thereto or extensions, continuations, renewals or divisions thereof, together with all trade dress, trade secrets, processes, formulae, designs, know-how and other intellectual property rights that are so used. BioShield has heretofore been furnished with a true and correct summary of each U.S. and foreign registration or application for U.S. and foreign registration of patents, trademarks and tradenames which is registered with, or in respect of which any application for registration has been filed with, any Governmental entity. All such registrations and applications are valid and subsisting, in full force and effect, and have not been cancelled, expired or abandoned (except as otherwise noted in such reports). The Company is listed in the records of the appropriate Governmental Entity or foreign government equivalent entity as the sole owner of record for each such application and registration.

                  (ii) The Intellectual Property includes all of the intellectual property rights owned, licensed, or used by the Company and its subsidiaries that are reasonably necessary to conduct the Company's business as it is now conducted. Except as specified in Section 2.1(t) of the Company Disclosure Schedule, (A) the Company, directly or through its subsidiaries, has good, marketable and exclusive title to, and the valid power and right to use, the Intellectual Property owned by the Company or its subsidiaries free and clear of all Liens and (B) no person or entity other than the Company and its subsidiaries has any right or interest of any kind or nature in or with respect to the Intellectual Property or any portion thereof or any rights to use, market or exploit the Intellectual Property or any portion thereof other than pursuant to agreements entered into in the ordinary course of business.

                  (iii) To the extent set forth in Section 2.1(f) of the Company Disclosure Schedule, the Company and its subsidiaries take reasonable measures to protect the confidentiality of its material trade secrets, know-how or other confidential information, including by generally requiring independent sales representatives having access thereto to execute written non-disclosure agreements that adequately protect the Company's and its subsidiaries' proprietary interests in and to such trade secrets, know-how and other confidential information.

                  (u) NO INFRINGEMENT. (i) Except as specified in Section 2.1(u) of the Company Disclosure Schedule, neither the existence nor the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by the Company or any subsidiary of the Company of any Intellectual Property, as Intellectual Property, as the case may be, is or was, or is currently contemplated to be, sold, licensed, leased, transferred, used or otherwise exploited by such persons, does, did or will (i) infringe on any patent, trademark, copyright or other right of any person, (ii) constitute a misuse or misappropriation of any trade secret, know-how, process, proprietary information or other right of any other person, or (iii) entitle any other person to any interest therein, or right to compensation from the Company, any subsidiary of the Company or any of their respective successors or assigns, by reason thereof (it being understood and agreed that, insofar as the foregoing representation and warranty relates to Intellectual Property that is licensed to the Company or any subsidiary of the Company by any third party, or as it relates to patents and trademarks, such representation and warranty is made only to the Company's knowledge). Except as specified in Section 2.1(u) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has received any complaint, assertion, threat or allegation or otherwise has notice of any lawsuit, claim, demand, proceeding or investigation involving matters of the type contemplated by the immediately preceding sentence or is aware of any facts or circumstances that could reasonably be expected to give rise to any lawsuit, claim, demand, proceeding or investigation. Except as specified in
Section 2.1(u) of the Company Disclosure Schedule, there are no material restrictions on the ability of the Company, any subsidiary of the Company or any of their respective successors or assigns to sell, license, lease, transfer, use, reproduce, distribute, modify or otherwise exploit any Intellectual Property.

                  (ii) Except as specified in Schedule 2.1(u) of the Company Disclosure Schedule, the Company and its subsidiaries are not aware of any material infringement, misappropriation or other violation of any Intellectual Property.

                  (v) CHANGE OF CONTROL. Except as described in Section 2.1(v) of the Company Disclosure Schedule, the execution and delivery of this Agreement and the Tender Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) result in any payment (including severance, unemployment compensation, tax gross-up, bonus or otherwise) becoming due to any current or former director, employee or independent contractor of the Company or any of its subsidiaries, from the Company or any of its subsidiaries under any Stock Plan, Benefit Plan, agreement or otherwise, (ii) materially increase any benefits otherwise payable under any Stock Plan, Benefit Plan, agreement or otherwise or (iii) result in the acceleration of the time of payment, exercise or vesting of any such benefits.

                  SECTION 2.2. REPRESENTATIONS AND WARRANTIES OF BIOSHIELD. BioShield represents and warrants to the Company as follows:

         (a) ORGANIZATION, STANDING AND CORPORATE POWER. BioShield is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. BioShield is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of BioShield and its subsidiaries taken as a whole (a "BioShield Material Adverse Effect").

BioShield has provided the Company with complete and correct copies of its certificate of incorporation and by-laws.

         (b) CAPITAL STRUCTURE. Except as set forth on the BioShield Disclosure Schedule, as of the date of this Agreement, the authorized capital stock of BioShield consists of 40,000,000 shares of BioShield Common Stock and 10,000,000 shares of preferred stock, no par value ("BioShield Preferred Stock"). At the close of business on May 15, 2000, (i) 8,339,073 shares of BioShield Common Stock were issued and outstanding, and (ii) 500 shares of BioShield Series B Preferred Stock were issued and outstanding. All outstanding shares of capital stock of BioShield are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, other than the BioShield Series B Preferred Stock, there are outstanding no bonds, debentures, notes or other indebtedness of BioShield having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of BioShield may vote.

         (c) AUTHORITY; NONCONTRAVENTION. BioShield has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by BioShield and the consummation by BioShield of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of BioShield. This Agreement has been duly executed and delivered by BioShield and constitutes a valid and binding obligation of BioShield, enforceable against it in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of BioShield or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of BioShield, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to BioShield or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BioShield, any subsidiary of BioShield or their respective properties or assets, other than, in the case of clause (ii) or
(iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate could not reasonably be expected to (x) have a BioShield Material Adverse Effect, (y) impair the ability of BioShield to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No Consent is required by or with respect to BioShield in connection with the execution and delivery by BioShield of this Agreement or the consummation by BioShield of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of (A) the Form S-4, (B) the Offer Documents, and (C) such reports under the Exchange Act as may be required in connection with this Agreement, the Tender Agreement and the transactions contemplated hereby and thereby, (ii) such filings as may be required under state securities or "blue sky" laws, (iii) such filings with and approvals of NASDAQ to permit the shares of BioShield Common Stock that are to be issued upon consummation of the Offer to be listed on NASDAQ, and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be made or obtained individually or in the aggregate could not reasonably be expected to (x) have a BioShield Material Adverse Effect, (y) impair BioShield's ability to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement.

         (d) SEC DOCUMENTS; FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES. BioShield has filed all required reports, forms and other documents with the SEC since January 1, 1999 (the "BioShield SEC Documents"). As of their respective dates, the BioShield SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such BioShield SEC Documents, and none of the BioShield SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of BioShield included in the BioShield SEC Documents as of their respective dates comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved and fairly present in all material respects the consolidated financial position of BioShield and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments not material in amount).

         (e) INFORMATION SUPPLIED. Neither the Offer Documents nor the Form S-4, nor any of the information supplied or to be supplied by BioShield or its subsidiaries or representatives for inclusion or incorporation by reference in the Schedule 14D-9 will, at the respective times any such documents or any amendments or supplements thereto are filed with the SEC, are first published, sent or given to shareholders or become effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Offer Documents and the Form S-4 will comply as to form in all material respects with the requirements of all applicable laws, including the Securities Act and the Exchange Act, as applicable, and the rules and regulations thereunder. No representation or warranty is made by BioShield with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

         (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the documents and reports filed by BioShield with the SEC prior to the date of this Agreement (the "BioShield SEC Documents"), from March 31, 2000 to the date of this Agreement, there has not been any event, occurrence or development of a state of circumstances that has had or could reasonably be expected to have a BioShield Material Adverse Effect.

         (g) LITIGATION. Except as disclosed in the BioShield SEC Documents, as of the date of this Agreement, there is no suit, action or proceeding pending or, to the knowledge of BioShield, threatened against or affecting BioShield or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to (i) have a BioShield Material Adverse Effect, (ii) impair the ability of BioShield to perform its obligations under this Agreement or (iii) prevent or materially delay the consummation of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against BioShield or any of its subsidiaries having, or which is reasonably likely to have, any such effect.

         (h) COMPLIANCE WITH APPLICABLE LAWS. As of the date of this Agreement, each of BioShield and its subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the absence of Permits and for defaults under Permits which absence or default, individually or in the aggregate, could not reasonably be expected to have a BioShield Material Adverse Effect. As of the date of this Agreement, BioShield and its subsidiaries have been, and are, in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for such failures to comply or violations as, individually or in the aggregate, could not reasonably be expected to have a BioShield Material Adverse Effect.

         (i) BROKERS. No broker, investment banker, financial advisor or other person, other than White Capital Group Ltd., the fees and expenses of which will be paid by BioShield, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or the Tender Agreement based upon arrangements made by or on behalf of BioShield.

ARTICLE III

                            COVENANTS OF THE COMPANY

         SECTION 3.1. CONDUCT OF BUSINESS. Except as expressly provided in this Agreement or with the prior written consent of BioShield, during the period from the date of this Agreement to the Appointment Time, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Appointment Time. Except as expressly provided in this Agreement, without limiting the generality of the foregoing, during the period from the execution and delivery of this Agreement to the Appointment Time, the Company shall not, and shall not permit any of its subsidiaries to:

                  (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of the Company to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries (other than internal restructuring of wholly owned subsidiaries consistent with past practice) or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Shares upon the exercise of Company Options outstanding on the date of this Agreement);

                  (c) amend the Company's or any subsidiary's certificate of incorporation, by-laws or other comparable charter or organizational documents;

                  (d) acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any business, including through the acquisition of any interest in any corporation, partnership, joint venture, association or other business organization or division thereof;

                  (e) (i) mortgage or otherwise encumber or subject to any Lien or, except in the ordinary course of business consistent with past practice or pursuant to existing contracts or commitments, sell, lease, transfer or otherwise dispose of any of the Company Intellectual Property Rights or any other material properties or assets or (ii) except in the ordinary course of business consistent with past practice or pursuant to existing contracts or commitments, license any of the Company Intellectual Property Rights;

                  (f) make or agree to make any new capital expenditures which in the aggregate are in excess of $250,000;

                  (g) make any material tax election (unless required by law) or settle or compromise any material income tax liability;

                  (h) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice and in accordance with their terms, of (i) liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents, (ii) liabilities incurred in the ordinary course of business consistent with past practice, or (iii) other liabilities or obligations not to exceed in the aggregate $500,000 or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

                  (i) commence a lawsuit other than (i) for the routine collection of amounts owed or (ii) in such cases where the Company in good faith determines that the failure to commence suit would result in a material impairment of a valuable aspect of the Company's business, provided that the Company consults with BioShield prior to filing such suit;

                  (j)(i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "Keep Well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business (or to refund existing or maturing indebtedness) consistent with past practice and except for intercompany indebtedness between the Company and any of its wholly owned subsidiaries or between such subsidiaries, or (ii) make any loans, advances or capital contributions to, or investments in, any other person;

                  (k)(i) enter into or amend any employment agreement with any executive or, other than in the ordinary course of business, any other employee,
(ii) enter into any agreement pursuant to which the Company or any of its subsidiaries will provide services for a term of more than 30 days at a fixed or capped price other than pursuant to terms that are consistent with agreements entered into by the Company or any of its subsidiaries in the ordinary course of business, (iii) enter into any customer sale or license agreement on terms outside the ordinary course of business as disclosed in Section 3.1(k) of the Company Disclosure Schedule, (iv) pay commissions to sales employees except on the basis of executed customer contracts with respect to products actually delivered to customers, (v) other than customer licenses and sales contracts, enter into any contract or series of related contracts in excess of $250,000,
(vi) enter into or amend any agreement or arrangement for obtaining professional services or advice involving payments of more than $100,000 to any one service provider (provided that this clause (vi) does not apply to legal services or advice obtained in connection with the transactions contemplated by this Agreement), (vii) enter into any product swap transactions that would be in violation of generally accepted accounting principles, (viii) make any determination as to amounts payable under any plan, arrangement, or agreement, providing for discretionary incentive compensation or bonus to any officer, director, employee or independent contractor of the Company or any of its subsidiaries, or (ix) enter into or adopt, or amend any agreement, arrangement, or Benefit Plan so as to increase the liability (whether or not contingent) of the Company or BioShield or any of their subsidiaries in respect of compensation or benefits except as may be required by applicable law; or

                  (l) authorize any of, or commit or agree to take any of, the foregoing actions.

         SECTION 3.2. STATE TAKEOVER STATUTES. The Company and its Board of Directors shall (i) take all reasonable actions necessary to ensure that no "Fair Price", "Control Share Acquisition", "Moratorium" or other anti-takeover statute, or similar statute or regulation, is or becomes applicable to this Agreement or the Tender Agreement, or to the Offer or any of the other transactions contemplated hereby or thereby, and (ii) if any "Fair Price", "Control Share Acquisition", "Moratorium" or other anti-takeover statute, or similar statute or regulation, becomes applicable to this Agreement or the Tender Agreement, or to the Offer or any other transaction contemplated hereby or thereby, take all action necessary to ensure that the Offer and the other transactions contemplated hereby and thereby, may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on the Offer and the other transactions contemplated hereby and thereby.

         SECTION 3.3. ACCESS TO INFORMATION. Subject to applicable law, the Company shall, and shall cause each of its subsidiaries to, afford to BioShield, and to BioShield's officers, employees, accountants, counsel, financial advisers and other representatives, full access during normal business hours during the period prior to the Appointment Time to all their respective properties, books, contracts, commitments, personnel (including for the purpose of interviewing such personnel in connection with the integration process) and records and their accounts' work papers and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to BioShield (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws, (ii) a copy of each material tax return, report and information statement filed by it during such period, and (iii) all other information concerning its business, assets, properties and personnel as BioShield may reasonably request; provided that no investigation pursuant to this Section 3.3 shall affect any representation or warranty given by the Company to BioShield hereunder.

         SECTION 3.4. NO SOLICITATION BY THE COMPANY. (a) From the date of this Agreement until the Appointment Time or, if earlier, the termination of this Agreement in accordance with its terms, the Company shall not (whether directly or indirectly through advisors, agents or other intermediaries), and the Company shall use its best efforts to cause its and its subsidiaries' respective officers, directors, advisors, representatives and other agents not to, directly or indirectly, (i) solicit, initiate or knowingly encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or (ii) participate or engage in substantive discussions or negotiations with, or disclose or provide any non-public information relating to the Company or its subsidiaries or afford access to the properties, books or records of the Company or its subsidiaries to, any person (including any "person" as defined in Section 13(d)(3) of the Exchange Act) that has made an Acquisition Proposal or with or to any Person in contemplation of an Acquisition Proposal or (iii) enter into any agreement or agreement in principle providing for or relating to an Acquisition Proposal; provided, however, that if and only if (A) a person has submitted an unsolicited written Acquisition Proposal (under circumstances in which the Company has complied with its obligations under this Section 3.4(a)) to the Company's Board of Directors, (B) the Company's Board of Directors believes in good faith, based on such matters as it deems relevant, including the advice of the Company's financial advisor (if any), that such Acquisition Proposal is a Superior Proposal and (C) the Company's Board of Directors determines in good faith, based on such matters as it deems relevant, including consultation with the Company's outside legal counsel, that engaging in such negotiations or discussions or providing such information is required to satisfy the fiduciary duties of the Board of Directors of the Company under applicable law, then the Company may furnish information to such person with respect to the Company and its subsidiaries (so long as the Company has entered into a customary confidentiality agreement with such party) and participate in negotiations and discussions with such person regarding such Acquisition Proposal; provided further that, after the third business day following BioShield's receipt of written notice advising BioShield that the Company's Board of Directors is prepared to accept such Superior Proposal, which notice specifies the material terms and conditions of such Superior Proposal and identifies the person making such Superior Proposal, the Board of Directors of the Company may, in response to a Superior Proposal which was not solicited by the Company and which did not otherwise result from a breach of this Section 3.4(a), terminate this Agreement, if the Board of Directors of the Company determines in good faith, based on such matters as it deems relevant, including consultation with the Company's outside legal counsel, that it is required to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, and, concurrently with such termination, causes the Company to pay the fee payable pursuant to Section 6.4(a) hereof by reason thereof. Nothing contained in this Agreement shall prohibit the Company or the Company's Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and

14e-2(a) promulgated under the Exchange Act or from making any disclosure required by applicable law or, in the case of the Company's Board of Directors, making any other disclosure to the Company's stockholders that the Company's Board of Directors determines in good faith is required to be made to satisfy the fiduciary duties of the Company's Board of Directors under applicable law. The Company shall immediately cease and cause to be terminated and shall cause its affiliates and subsidiaries and its or their respective officers, directors, employees, representatives or agents, to terminate all existing discussions or negotiations, if any, with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal.

                  (b) For purposes of this Agreement, "Acquisition Proposal" shall mean any inquiry, proposal or offer from any person (other than BioShield or any of its affiliates) relating to any merger, consolidation, recapitalization, liquidation or other direct or indirect business combination, involving the Company or any subsidiary or the issuance or acquisition of shares of capital stock or other equity securities of the Company or any subsidiary representing 20% or more (by voting power) of the outstanding capital stock of the Company or such subsidiary or any tender or exchange offer that if consummated would result in any person, together with all affiliates thereof, beneficially owning shares of capital stock or other equity securities of the Company or any subsidiary representing 20% or more (by voting power) of the outstanding capital stock of the Company or such subsidiary, or the acquisition, license, purchase or other disposition of a substantial portion of the technology, business or assets of the Company or any subsidiary outside the ordinary course of business or inconsistent with past practice; and the term "Superior Proposal" means any bona fide Acquisition Proposal which is on terms that the Board of Directors of the Company determines in its good faith judgment (after receipt of the advice of the Company's financial advisor, if any) provides for consideration which would exceed the value of the consideration provided for in the Offer, after taking into account all relevant factors, including any conditions to such Acquisition Proposal, the timing of the closing thereof, the risk of nonconsummation, the ability of the person making the Acquisition Proposal to finance the transaction contemplated thereby and any required governmental or other consents, filings and approvals.

                  (c) In addition to the other obligations of the Company set forth in this Section 3.4, the Company shall promptly advise BioShield orally and in writing of any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which is reasonably likely to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person making the same. The Company shall inform BioShield on a prompt basis of the status and content of any discussions regarding any Acquisition Proposal with a third party and as promptly as practicable of any change in the price, structure or form of the consideration or material terms of and conditions regarding the Acquisition Proposal.

                  SECTION 3.5. LITIGATION. The Company shall give BioShield the opportunity to participate in the defense of any litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement and the Tender Agreement.

                  SECTION 3.6. ENVIRONMENTAL AUDIT. The Company shall promptly cause its premises to be subject to a Phase II environmental audit (the "Audit"). A complete and accurate copy of the audit report, together with any remediation plan, shall be promptly provided to BioShield. The costs of the Audit shall be split 50-50 between the Company and BioShield.

                                   ARTICLE IV

                             COVENANTS OF BIOSHIELD

         SECTION 4.1. LISTING. BioShield shall use its reasonable best efforts to cause the BioShield Common Stock to be issued upon the consummation of the Offer and to be issuable upon exercise of Company Options to be approved for listing on the principal market on which the BioShield Common Stock is traded, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Appointment Time.

         SECTION 4.2. INDEMNIFICATION. (a) For two years after the Appointment Time, BioShield and the Company will indemnify and hold harmless (including advancement of expenses) the current and former directors and officers of the Company in respect of acts or omissions occurring on or prior to the Appointment Time to the extent provided in the Company's certificate of incorporation, by-laws and indemnity agreements in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. BioShield will use its best efforts to cause directors and officers' liability insurance to be procured following the closing so long as the annual premium is not in excess of $75,000. It is understood that, unless made by a court, any determination as to whether a person seeking indemnification pursuant to this Section 4.2 has met any applicable legal standard for indemnification shall be made by a committee consisting of at least two of BioShield's independent directors.

                  (b) In the event BioShield or the Company or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or Company or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all its properties and assets to any person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 4.2, proper provision shall be made so that the successors and assigns of BioShield and the Company assume the obligations set forth in this Section 4.2; provided that, in the case of any such assignment by BioShield or the Company, BioShield and the Company shall remain liable for all of their respective obligations under this Agreement.

         SECTION 4.3. EMPLOYEES. (a) BioShield agrees to honor in accordance with their terms all Benefit Plans and all employment and severance agreements in each case listed in Section 4.3 of the Company Disclosure Schedule (or filed as exhibits to the Company SEC Documents), and all accrued benefits vested thereunder; it being understood and agreed that nothing in this Section 4.3(a) shall prevent BioShield from terminating any Benefit Plan or other agreement in accordance with its terms.

                  (b) BioShield agrees to provide employees of the Company and its subsidiaries retained by BioShield with employee benefits in the aggregate no less favorable than those benefits provided to BioShield's similarly situated employees; provided that BioShield shall be under no obligation to retain any employee or group of employees of the Company or its subsidiaries.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         SECTION 5.1. REASONABLE EFFORTS; NOTIFICATION. (a) Each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer and the other transactions contemplated by this Agreement and the Tender Agreement, including (i) the obtaining of all necessary consents, approvals or waivers from Governmental Entities and third parties, (ii) the preparation of the Form S-4, the Offer Documents, and the Schedule 14D-9, and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Tender Agreement.

                  (b) The Company shall give prompt notice to BioShield, and BioShield shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  (c) The Company shall give prompt notice to BioShield, and BioShield shall give prompt notice to the Company, of:

                           (i) any notice or other communication from any person
alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement or the Tender Agreement;

                           (ii) any notice or other communication from any
Governmental Entity in connection with the transactions contemplated by this Agreement or the Tender Agreement; and

                           (iii) any actions, suits, claims, investigations or
proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting it or any of its subsidiaries which, if pending on the date of this Agreement would have been required to have been disclosed pursuant to Section 4.1 or 4.2 or which relate to the consummation of the transactions contemplated by this Agreement or the Tender Agreement.

         SECTION 5.2. PUBLIC ANNOUNCEMENTS. BioShield and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Offer, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form previously agreed to by the parties.

         SECTION 5.3. CONFIDENTIALITY. The parties hereto agree that the Confidentiality and Non-Disclosure Agreement, dated as of April 3, 2000, shall remain in full force and effect.

                                   ARTICLE VI

              TERMINATION, AMENDMENT AND WAIVER, FEES AND EXPENSES

         SECTION 6.1. TERMINATION. This Agreement may be terminated at any time prior to the Appointment Time:

                  (a) by mutual written consent of BioShield and the Company;

                  (b) by either BioShield or the Company:

                           (i) if the Offer shall have expired or been
terminated in accordance with the terms of this Agreement without BioShield having accepted for exchange any Shares pursuant to the Offer (provided that BioShield shall not be permitted to terminate this Agreement if the Offer is terminated or expires without Shares being accepted for exchange in violation of this Agreement);

                           (ii) if the Offer shall not have been consummated
on or before November 30, 2000, unless the failure to consummate the Offer is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement; or

                           (iii) if any statute, rule, regulation,
injunction or decree having the effects set forth in subclause (a) or (b) of clause (5) of Annex A shall be in effect and shall have become final and nonappealable;

                  (c) by BioShield, upon the occurrence of any Trigger Event described in clauses (i) through (iv) of Section 6.5(a); or

                  (d) by the Company, in accordance with Section 3.4(a); provided that, in order for the termination of this Agreement pursuant to this clause (d) to be deemed effective, the Company shall have complied with all provisions of Section 3.4.

                  SECTION 6.2. EFFECT OF TERMINATION. Except for any willful and material breach of this Agreement by any party hereto (which breach and liability therefor shall not be affected by the termination of this Agreement), if this Agreement is terminated by either the Company or BioShield as provided in Section 6.1, this Agreement shall become void and have no further effect, without any liability or obligation on the part of BioShield, or the Company, other than the provisions of this Section 6.2, Section 6.4 and Article VII (except Section 7.10).

                  SECTION 6.3. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

                  SECTION 6.4. EXTENSION; WAIVER. At any time prior to the Appointment Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by each of the parties hereto. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 6.5. FEES AND EXPENSES.

                  (a) The Company agrees to pay BioShield the Breakup Fee, as such term is hereinafter defined, in immediately available funds, promptly, but in no event later than one business day, after the termination of this Agreement (or one day after consummation of a transaction pursuant to an Acquisition Proposal in the case of clause (i) or (ii) below), if BioShield terminates this Agreement pursuant to Section 6.1 (c) as a result of the occurrence of any of the events set forth below (a "Trigger Event"):

                           (i) the Company shall have received an Acquisition
Proposal, and at any time prior to, or within one year after (unless this Agreement is terminated pursuant to Section 6.1(a)), the termination of this Agreement, the Company shall have entered into, or shall have publicly announced its intention to enter into, an agreement or an agreement in principle (other than a confidentiality agreement permitted by Section 3.4) with respect to any Acquisition Proposal;

                           (ii) any person or group (defined in Section 13(d)(3)
of the Exchange Act) (other than BioShield or any of its subsidiaries) shall have become the beneficial owner (defined in Rule 13d-3 promulgated under the Exchange Act) of at least 20% of the outstanding the Shares or shall have acquired, directly or indirectly, at least 20% of the assets of the Company and its subsidiaries and at any time prior to, or within one year after (unless this Agreement is terminated pursuant to Section 6.1(a)), the termination of this Agreement, the Company shall have entered into, or shall have publicly announced its intention to enter into, an agreement or an agreement in principle (other than a confidentiality agreement permitted by Section 3.4) with respect to any Acquisition Proposal;

                           (iii) the Company shall have breached or failed to
perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in subclause (c) or (d) of clause (5) of Annex I, and (B) is incapable of being or has not been cured by the Company within 10 calendar days after giving written notice to the Company of such breach or failure to perform (provided, however, that the Breakup Fee shall not be payable by the Company in the event of termination of this Agreement as a result of a breach of the Company's representations or warranties contained in Sections 2.1(b), and 2.1(i) through 2.1(v), if at the time such misrepresentation was made, no officer or director of the Company had actual knowledge that such representation was, or was likely to be, false and no Breakup Fee shall be payable as the result of any matter revealed in the Phase II environmental audit contemplated by Section 3.6 which was not previously in the actual knowledge of Morris Shwiff, Mark Kenner or Fred Kenner);

                           (iv) (1) the Board of Directors of the Company (or
any committee thereof) shall have withdrawn or materially modified or amended in a manner adverse to BioShield its approval or recommendation of the Offer or this Agreement or its approval of the entry by BioShield into the Tender Agreement, or shall have failed to make such favorable recommendation, or (2) the Board of Directors of the Company (or any committee thereof) shall have recommended to the shareholders of the Company any Acquisition Proposal or shall have resolved to, or publicly announced an intention to, do so.

For purposes hereof, "Breakup Fee" shall mean the greater of (i) $690,000.00 or
(ii), 25% of the Excess Value, as hereinafter defined, of the consideration to be paid by the acquirer pursuant to an Acquisition Proposal, if applicable. "Excess Value" shall mean the amount per share in excess of $5.00 paid by the acquirer for Shares in connection with the Acquisition Proposal, including (a) the market value of any publicly-traded securities (valued for these purposes at the average of the closing bid prices for such securities on the principal exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets for the twenty consecutive trading days preceding the date of termination of this Agreement); (b) the market value of any restricted securities or other non-cash consideration, based upon an estimate (which estimate shall be prepared in writing by an investment banking firm of national reputation) of the price which an unrelated third party dealing at arm's length would be likely to pay for such securities or non-cash consideration; (c) the face amount of any debt of the Company assumed by the acquirer; and (d) the present value (using a discount rate of 10% per annum) of any deferred payout arrangements, multiplied by the number of outstanding shares of capital stock of the Company at the time of consummation of any transaction pursuant to such Acquisition Proposal.

                  (b) Except as set forth in this Section 6.5, all fees and expenses incurred in connection with the Offer, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Offer is consummated; provided, that if the Offer is not consummated, expenses incurred in connection with the printing and mailing of the documents distributed or to be distributed to stockholders of the Company, all SEC and other regulatory filing fees with respect to the Form S-4 and the NASDAQ listing fee with respect to the listing of BioShield Company Stock to be issued in the Offer shall be shared equally by BioShield and the Company; provided, further, that if this Agreement is terminated as a result of the occurrence of a Trigger Event, in addition to any amounts paid or payable by the Company to BioShield pursuant to Section 6.5(a), the Company shall assume and pay, or reimburse BioShield for, all reasonably documented out-of-pocket fees payable and expenses incurred by BioShield (including the fees and expenses of its counsel) in connection with this Agreement and the transactions contemplated hereby, up to a maximum of $500,000.00 (which amount shall include the fees and expenses allocated to or paid by the Company pursuant to the proviso of the immediately preceding sentence).

                                   ARTICLE VII

                               GENERAL PROVISIONS

                  SECTION 7.1. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Appointment Time. This Section 7.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Appointment Time.

                  SECTION 7.2. NOTICES. All notices, requests and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) or by telecopy (with copies by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)  if to BioShield, to:

                           5655 Peachtree Parkway
                           Norcross, Georgia  30092
                           Attention: Timothy C. Moses
                           Facsimile: (770) 368-0784

                  with a copy to (which shall not constitute notice):

                           Sims Moss Kline & Davis LLP
                           400 Northpark Town Center, Suite 310
                           1000 Abernathy Road, NE
                           Atlanta, Georgia  30028
                           Attention: Raymond L. Moss, Esq.
                           Facsimile: (770) 481-7210

                  (b)      if to the Company, to:

                           Arrow-Magnolia International, Inc.
                           2646 Rodney Lane
                           Dallas, Texas 75229
                           Attention: Morris Shwiff
                           Facsimile: (972) 484-2896

                  with a copy to (which shall not constitute notice):

                           Hewitt & Hewitt, P.C.
                           2612 Thomas Avenue
                           Dallas, Texas  75204
                           Attention: Christopher M. Hewitt, Esq.
                           Facsimile: (214) 969-0238

                  SECTION 7.3. INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this

Agreement, they shall be deemed to be followed by the words "without limitation". References herein to the "knowledge of the company" shall mean the knowledge of the executive officers of the Company after reasonable inquiry, except as set forth in Section 6.5(a)(iii).

                  SECTION 7.4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 7.5. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the Confidentiality Agreement (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any person other than the parties any rights or remedies hereunder.

                  SECTION 7.6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA. THE PARTIES HEREBY AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN FULTON COUNTY, GEORGIA, SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OVER ANY DISPUTE ARISING FROM OR RELATING TO THIS AGREEMENT AND THE PARTIES HERETO EXPRESSLY WAIVE DEFENSES OF LACK OF PERSONAL JURISDICTION AND INCONVENIENT FORUM.

                  SECTION 7.7. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties; any instrument purporting to make such assignment shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  SECTION 7.8. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  SECTION 7.9. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  SECTION 7.10. LIQUIDATED DAMAGES. If BioShield shall default in its obligation to accept and pay for Shares pursuant to the Offer, provided that all the conditions to the Offer shall have been satisfied, then the Company shall be entitled, as its sole and exclusive remedy for such breach, to a payment by BioShield of $690,000 (plus all reasonably documented out-of-pocket fees payable and expenses incurred by the Company (including the fees and expenses of its counsel) in connection with this Agreement and the transactions contemplated hereby, up to a maximum of $500,000.00). Such payment represents liquidated damages, and not a penalty.

                  BioShield and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    BIOSHIELD TECHNOLOGIES, INC.


                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

                                    ARROW-MAGNOLIA INTERNATIONAL, INC.


                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

                                     ANNEX I

                             CONDITIONS TO THE OFFER

                  Notwithstanding any other provision of the Offer, subject to the terms of this Agreement, BioShield shall not be required to accept for exchange or exchange or deliver any Shares for, (subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to BioShield's obligation to pay for or return tendered Shares after the termination or withdrawal of the Offer)) any Shares tendered, if by the expiration of the Offer (as it may be extended in accordance with the requirements of Section 1.1), (1) the Minimum Condition shall not have been satisfied, (2) the Form S-4 shall not have become effective under the Securities Act or shall be the subject of any stop order or proceedings seeking a stop order, (3) the shares of BioShield Common Stock to be issued in the Offer shall not have been approved for listing on the NASDAQ, subject to official notice of issuance, or (4) at any time on or after the date of this Agreement and prior to the acceptance for exchange of Shares pursuant to the Offer, any of the following conditions exist:

                  (a) there shall be instituted or pending any action or proceeding by any Governmental Entity, (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the making of the Offer, the acceptance for exchange of, or the exchange or delivery of shares of BioShield Common Stock for, some of or all the Shares by BioShield, seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by the Tender Agreement, this Agreement, or the Offer, (ii) seeking to restrain or prohibit BioShield's ownership or operation (or that of their respective subsidiaries or affiliates) of all or any portion of the business or assets of the Company and its subsidiaries, taken as a whole, or of BioShield and its subsidiaries, taken as a whole, or to compel BioShield or any of its subsidiaries or affiliates to dispose of or hold separate all or any portion of the business or assets of the Company and its subsidiaries, taken as a whole, or of BioShield and its subsidiaries, taken as a whole, (iii) seeking to impose limitations on the ability of BioShield or any of its subsidiaries or affiliates effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by BioShield or any of its subsidiaries or affiliates on all matters properly presented to the Company's stockholders or (iv) seeking to require divestiture by BioShield or any of its subsidiaries or affiliates of any Shares; or

                  (b) there shall be any action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the Tender Agreement, this Agreement, the Offer, by any Governmental Entity that, in the judgment of BioShield, is reasonably likely, directly or indirectly, to result in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above, subject as aforesaid; or

                  (c) the Company shall have breached or failed to perform in any material respect any of its covenants, obligations or agreements under this Agreement; or

                  (d) the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall not be true and correct as of the date of this Agreement and as of the expiration of the Offer (including any extension thereof) (except to the extent expressly made as of an earlier date, in which case as of such date), or any of the representations and warranties set forth in this Agreement that are not so qualified shall not be true and correct in any material respect as of the date of this Agreement and as of the expiration of the Offer (except to the extent expressly made as of an earlier date, in which case as of such date); or the "due diligence" examination of the Company conducted by BioShield and its agents and financing sources shall reveal any condition or state of facts that, individually or in the aggregate, has had or could reasonably be expected to have, a Company Material

Adverse Effect; or

                  (e) this Agreement shall have been terminated in accordance with its terms; or

                  (f) (1) the Board of Directors of the Company (or any committee thereof) shall have withdrawn or materially modified or amended in a manner adverse to BioShield its approval or recommendation of the Offer or this Agreement, or its approval of the entry by BioShield into the Tender Agreement, or shall have failed to make such favorable recommendation or (2) the Board of Directors of the Company (or any committee thereof) shall have recommended to the shareholders of the Company any Acquisition Proposal or shall have resolved to, or publicly announced an intention to, do so; or

                  (g) the Company shall have entered into, or shall have publicly announced its intention to enter into, an agreement or agreement in principle (other than a confidentiality agreement permitted by Section 3.4 of this Agreement) with respect to any Acquisition Proposal;


                  (h) any person or group (defined in Section 13(d)(3) of the Exchange Act) (other than BioShield or any of its subsidiaries) shall have become the beneficial owner (defined in Rule 13d-3 promulgated under the Exchange Act) of at least 20% of the outstanding Shares or shall have acquired, directly or indirectly, at least 20% of the assets of the Company and its subsidiaries;

                  (i) There shall not have been a final report issued pursuant to the Phase II environmental audit conducted by the Company of its premises reflecting no material environmental contamination (or if there shall be such a report reflecting any material environmental contamination, a remediation plan reasonably acceptable to BioShield shall not have been fully and properly implemented by the Company);

                  (j) The Average Closing Bid Price shall be less than $7.50;

                  (k) the net working capital of the Company (which, for purposes hereof, shall mean the total current assets of the Company less the total current liabilities, as shown on a balance sheet prepared in accordance with GAAP consistently applied, shall fall below the sum of $6,000,000); or

                  (l) the employment agreements of Mr. Shwiff, Mr. Mark Kenner, Mr. Fred Kenner shall be amended and restated in the manner contemplated by the attached Schedule "A-1";

which, in the good faith judgment of BioShield in any such case, and regardless of the circumstances (including any action or omission by BioShield) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for exchange or exchange.

                  The foregoing conditions are for the sole benefit of BioShield and may be asserted by BioShield regardless of the circumstances (including any action or omission by BioShield) giving rise to any such condition or (other than the Minimum Condition) may, subject to the terms of this Agreement, be waived by BioShield in their reasonable discretion in whole at any time or in part from time to time. The failure by BioShield at any time to exercise its rights under any of the foregoing conditions shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right which may be asserted at any time or from time to time.